Exhibit 99.1

CURBLINE

CURBLINE PROPERTIES

2Q26 QUARTERLY FINANCIAL SUPPLEMENT

QUARTER ENDED JUNE 30, 2026

BANK OF AMERICA
Harbor Health Express Care
ROOSTERS
MAD greens Eat Better
455
425
GOLD'S GYM
Advance Auto Parts
DRIVE THRU
HOME2 SUITES

RECENT ACQUISITION
University Station
ROUND ROCK, TEXAS

CURBLINE PROPERTIES 2Q26 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED JUNE 30, 2026 Recent Acquisition University Station, ROUND ROCK, TEXAS

CURBLINE PROPERTIES
COMPANY & PORTFOLIO OVERVIEW

$3.5B
EQUITY MARKET CAPITALIZATION

220
PROPERTIES

5.7M
OWNED GLA

RETAILER MIX

30%
LOCAL
70%
NATIONAL

SHOP-TO-ANCHOR RATIO

5%
ANCHOR
26K SF
AVERAGE ASSET SIZE
95%
SHOP

TOP 5 MSAs

THE CURBLINE PORTFOLIO
$126K AVERAGE HOUSEHOLD INCOME

16%
MIDWEST & NORTHEAST
9%
MID-ATLANTIC
12%
WEST COAST
36%
SOUTHEAST
27%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of June 30, 2026.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS
Email: ir@curbline.com
Website: ir.curbline.com

ADDRESS
New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX
Toll Free: (833) 610-0761
Phone: (216) 755-6200
eFax: (216) 274-9711

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $3.5B MARKET CAPITALIZATION 220 PROPERTIES 5.7M GLA THE CURBLINE PORTFOLIO $126K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR ATLANTA 11% MIAMI 9% PHOENIX 7% HOUSTON 6% ORLANDO 6% THE CURBLINE PORTFOLIO SOUTHEAST 36% SOUTHWEST MOUNTAIN & TEXAS 27% MID-ATLANTIC 9% MIDWEST & NORTHEAST 16% WEST COAST 12% RETAILER MIX LOCAL 30% NATIONAL 70% PROPERTY COMPOSITION ANCHOR 5% SHOP 95% AVERAGE ASSET SIZE 26K SF CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 320 Park Avenue, 27th Floor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o: 216-755-6200 f: 216-274-9711 w: curbline.com • NYSE: CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports Second Quarter 2026 Results

New York, New York, July 28, 2026 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended June 30, 2026. For the six months ended June 30, 2026, net income attributable to Curbline was $10.5 million, or $0.10 per diluted share, as compared to net income of $20.9 million, or $0.20 per diluted share, in the year-ago period.

“Curbline’s second quarter results highlight the strength of the platform that we have constructed with record investment volume of $375 million, over $500 million of capital raised, and an uptick in leasing volume with the vast majority of the Company’s SNO pipeline expected to commence rent payment by March 2027. Curbline is again raising its full year investment target and OFFO guidance range given the significant outperformance to date with all cash and capital commitments needed to fund the revised investment pipeline on hand,” commented David R. Lukes, President and Chief Executive Officer. “Looking forward, we believe Curbline remains uniquely positioned for growth given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet.”

Results for the Second Quarter

•
Second quarter net income attributable to Curbline was $6.9 million, or $0.06 per diluted share, as compared to net income of $10.4 million, or $0.10 per diluted share, in the year-ago period. The decrease year-over-year was primarily due to an increase in interest expense and in depreciation and amortization expense, partially offset by the net impact of asset acquisitions.
•
Second quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $33.3 million, or $0.31 per diluted share, compared to $26.9 million, or $0.26 per diluted share, in the year-ago period. The increase year-over-year was primarily due to the net impact of asset acquisitions, partially offset by an increase in interest expense and a higher weighted-average share count resulting from shares issued to fund acquisitions.

Significant Second Quarter Activity and Recent Activity

•
During the second quarter, acquired 30 convenience shopping centers for an aggregate purchase price of $374.1 million.
•
During the second quarter, sold 6.6 million shares of common stock on a forward basis under its at-the-market equity offering program for expected gross proceeds of $186.5 million before issuance costs.
•
In June, conducted an offering of 11.5 million shares of common stock on a forward basis generating expected gross proceeds of $354.8 million before issuance costs.
•
During the second quarter, settled 8.4 million shares of common stock that were sold on a forward basis generating net proceeds of $199.8 million.
•
In June, issued the Company's 2025 Corporate Sustainability Report marking both the first report as a standalone public company and Curbline’s first full year of sustainability reporting. The report was completed in alignment with the Task Force on Climate Related Financial Disclosure and can be found at (https://curbline.com/our-story#sustainability).
•
As of June 30, 2026, adjusted for forward equity sales completed year to date, the Company had $850.9 million of cash and capital commitments for future acquisitions, including $154.7 million of cash and $696.2 million of expected gross proceeds from unsettled forward equity sales.
•
In the third quarter to date, acquired four convenience shopping centers for an aggregate purchase price of $47.1 million.

Significant Year to Date 2026 Activity

•
Year to date, acquired 48 convenience shopping centers for an aggregate purchase price of $563.7 million.

•
Year to date, sold 29.3 million shares of common stock on a forward basis in follow-on public offerings and under its at-the-market equity offering program, generating expected gross proceeds of $823.5 million before issuance costs.

Key Quarterly Operating Results

•
Reported an increase of 2.1% in same-property net operating income (“SPNOI”) for the six-month period ended June 30, 2026 compared to June 30, 2025.
•
Generated cash new leasing spreads of 20.2% and cash renewal leasing spreads of 7.4%, for the trailing twelve-month period ended June 30, 2026 and cash new leasing spreads of 8.2% and cash renewal leasing spreads of 8.6% for the second quarter of 2026.
•
Generated straight-lined new leasing spreads of 35.7% and straight-lined renewal leasing spreads of 17.1%, for the trailing twelve-month period ended June 30, 2026 and straight-lined new leasing spreads of 27.1% and straight-lined renewal leasing spreads of 18.1% for the second quarter of 2026.
•
Reported a leased rate of 96.5% at June 30, 2026 compared to 96.1% at June 30, 2025 and 96.7% at December 31, 2025. The sequential increase was due to an acceleration in net leasing activity, partially offset by an approximately 20 basis point impact from acquisitions.
•
As of June 30, 2026, the Signed Not Opened spread was 220 basis points, representing $7.6 million of annualized base rent.

2026 Guidance

The Company has updated its guidance for net income attributable to Curbline for 2026 to be from $0.27 to $0.32 per diluted share and Operating FFO to be from $1.24 to $1.26 per diluted share. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2026E (prior) Per Share — Diluted	FY 2026E (revised) Per Share — Diluted
Net income attributable to Curbline	$0.29 — $0.36	$0.27 — $0.32
Depreciation and amortization of real estate, net	0.90 — 0.86	0.96 — 0.93
FFO attributable to Curbline (NAREIT)	$1.19 — $1.22	$1.23 — $1.25
Transaction and other costs, net (reported actual)	0.01	0.01
Operating FFO attributable to Curbline	$1.20 — $1.23	$1.24 — $1.26

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is a self-managed real estate investment trust (“REIT”) that is publicly traded under the ticker symbol “CURB” on the NYSE. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 833-461-5787 (U.S.) or 626-884-3620 (international) using meeting ID 341781138 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for future review through July 28, 2027. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of REIT performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis (“SPNOI”). The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our markets; the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of store closures or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; our ability to enter into new leases and renew existing leases, in each case, on favorable terms; our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect, which may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; potential environmental liabilities; our ability to secure debt and equity financing on commercially acceptable terms or at all; the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; any change in strategy; the effect of future offerings of debt and equity securities on the value of our common stock; any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; impairment in the value of real estate property that we own; changes in tax laws impacting REITs and real estate in general, as well as our ability to maintain our REIT status; our ability to retain and attract key management personnel; and the finalization of the financial statements for the quarter ended June 30, 2026. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors” and our subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		2Q26	2Q25	6M26	6M25
	Revenues:
	Rental income (1)	$63,077	$41,104	$120,748	$79,542
	Other property revenues	219	298	535	555
		63,296	41,402	121,283	80,097
	Expenses:
	Operating and maintenance	7,904	5,666	15,712	11,068
	Real estate taxes	7,545	4,971	14,821	9,792
		15,449	10,637	30,533	20,860

	Net operating income	47,847	30,765	90,750	59,237

	Other income (expense):
	Interest expense	(8,372)	(1,767)	(16,260)	(2,334)
	Interest income	1,477	5,580	4,385	11,233
	Depreciation and amortization	(26,464)	(16,039)	(52,123)	(30,502)
	General and administrative (2)	(9,240)	(8,156)	(18,863)	(17,084)
	Other income (expense), net (3)	1,742	95	2,738	553
	Gain on disposition of real estate, net	0	0	0	42
	Income before taxes	6,990	10,478	10,627	21,145
	Tax expense	(65)	(72)	(134)	(177)
	Net income	6,925	10,406	10,493	20,968
	Non-controlling interests	(15)	(14)	(20)	(26)
	Net income attributable to Curbline	$6,910	$10,392	$10,473	$20,942

	Weighted average shares – Basic – EPS	106,411	105,003	105,751	104,958
	Assumed conversion of diluted securities	2,484	239	1,872	232
	Weighted average shares – Diluted – EPS	108,895	105,242	107,623	105,190

	Earnings per share of common stock – Basic	$0.06	$0.10	$0.10	$0.20
	Earnings per share of common stock – Diluted	$0.06	$0.10	$0.10	$0.20

(1)	Rental income:
	Minimum rents	$39,737	$25,011	$75,894	$48,240
	Ground lease minimum rents	4,046	3,586	7,911	6,790
	Straight-line rent, net	1,252	795	2,482	1,456
	Amortization of (above)/below-market rent, net	1,586	1,029	3,263	1,959
	Percentage and overage rent	275	269	409	362
	Recoveries	15,785	10,365	30,564	19,815
	Uncollectible revenue	(371)	(215)	(789)	(434)
	Ancillary and other rental income	302	264	549	500
	Lease termination fees	465	0	465	854

(2)	SITE SSA gross up	($1,759)	($625)	($3,522)	($1,256)

(3)	Other income (expense), net:
	Transaction costs	($17)	($343)	($784)	($516)
	SITE SSA gross up	1,759	625	3,522	1,256
	Debt extinguishment and other	0	(187)	0	(187)

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	2Q26	2Q25	6M26	6M25
Net income attributable to Curbline	$6,910	$10,392	$10,473	$20,942
Depreciation and amortization of real estate, net of non-controlling interests	26,406	16,018	52,023	30,464
Gain on disposition of real estate, net of non-controlling interests	0	0	0	(42)
FFO attributable to Curbline	$33,316	$26,410	$62,496	$51,364
Transaction costs, net of non-controlling interests	17	529	783	702
Operating FFO attributable to Curbline	$33,333	$26,939	$63,279	$52,066

Weighted average shares & units – Basic: FFO & OFFO	106,411	105,003	105,751	104,958
Assumed conversion of dilutive securities	2,484	239	1,872	232
Weighted average shares & units – Diluted: FFO & OFFO	108,895	105,242	107,623	105,190

FFO per share – Basic	$0.31	$0.25	$0.59	$0.49
FFO per share – Diluted	$0.31	$0.25	$0.58	$0.49
Operating FFO per share – Basic	$0.31	$0.26	$0.60	$0.50
Operating FFO per share – Diluted	$0.31	$0.26	$0.59	$0.49

Capital expenditures and certain non-cash items:
Maintenance capital expenditures, net	$1,666	$1,090	$2,047	$1,100
Tenant allowances and landlord work, net	2,102	826	3,972	1,628
External leasing commissions, net	451	351	904	830
Loan cost amortization	(579)	(354)	(1,152)	(607)
Stock compensation expense	(2,791)	(3,072)	(5,762)	(6,666)

Curbline Properties Corp.

Balance Sheet

	$ in thousands

		2Q26	4Q25
	Assets:
	Land	$919,733	$759,267
	Buildings	1,618,627	1,304,288
	Fixtures and tenant improvements	123,166	107,013
		2,661,526	2,170,568
	Accumulated depreciation	(238,583)	(209,429)
		2,422,943	1,961,139
	Construction in progress and land	40,171	27,355
	Real estate, net	2,463,114	1,988,494

	Cash	154,721	289,553
	Receivables and straight-line rents (1)	26,832	22,514
	Amounts receivable from SITE Centers	9,273	21,457
	Intangible assets, net (2)	169,200	137,513
	Other assets, net (3)	18,074	10,259
	Total Assets	2,841,214	2,469,790

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	595,823	423,239
		595,823	423,239
	Dividends payable	19,630	20,872
	Other liabilities (4)	133,395	112,209
	Total Liabilities	748,848	556,320

	Common stock	1,140	1,054
	Paid-in capital	2,157,037	1,958,845
	Distributions in excess of net income	(72,132)	(46,100)
	Accumulated comprehensive income (loss)	135	(4,606)
	Non-controlling interest	6,186	4,277
	Total Equity	2,092,366	1,913,470

	Total Liabilities and Equity	$2,841,214	$2,469,790

(1)	Straight-line rents (including fixed CAM), net	$16,440	$13,929

(2)	Below-market leases (as lessee), net	14,753	14,788

(3)	Acquisition escrow deposits	8,351	3,258

(4)	Below-market leases, net	78,946	66,698

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	2Q26	2Q25	6M26	6M25
GAAP Reconciliation:
Net income attributable to Curbline	$6,910	$10,392	$10,473	$20,942
Interest expense	8,372	1,767	16,260	2,334
Interest income	(1,477)	(5,580)	(4,385)	(11,233)
Depreciation and amortization	26,464	16,039	52,123	30,502
General and administrative	9,240	8,156	18,863	17,084
Other expense (income), net	(1,742)	(95)	(2,738)	(553)
Gain on disposition of real estate, net	0	0	0	(42)
Tax expense	65	72	134	177
Non-controlling interests	15	14	20	26
Total Curbline NOI	47,847	30,765	90,750	59,237
Less: Non-Same Property NOI	(20,899)	(3,693)	(36,799)	(6,399)
Total Same-Property NOI	$26,948	$27,072	$53,951	$52,838

Total Curbline NOI % Change	55.5%		53.2%
Same-Property NOI % Change	(0.5%)		2.1%

Curbline Properties Corp.

Portfolio Summary

			6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Quarterly Operational Overview
Properties			220	190	176	162	125

Owned GLA			5,242	4,559	4,323	3,984	3,212
Ground lease GLA			503	481	477	488	477
Total GLA			5,745	5,040	4,800	4,472	3,689

Base Rent PSF			$34.99	$34.91	$34.52	$34.38	$35.26
Commenced Rate			94.3%	94.1%	94.1%	93.9%	93.5%
Leased Rate			96.5%	96.3%	96.7%	96.7%	96.1%

Quarterly SPNOI			-0.5%	4.8%	1.5%	2.6%	6.2%

TTM New Leasing (GLA in 000's)			106	105	128	115	73
TTM Renewals (GLA in 000's)			415	328	286	264	216
TTM Total Leasing (GLA in 000's)			521	433	414	379	289

TTM Cash New Rent Spreads			20.2%	20.2%	19.4%	20.2%	15.3%
TTM Cash Renewal Rent Spreads			7.4%	7.1%	8.0%	9.1%	8.5%
TTM Cash Blended New and Renewal Rent Spreads			10.0%	10.3%	11.5%	12.6%	10.4%

TTM Straight-Lined New Rent Spreads			35.7%	35.9%	34.6%	36.2%	33.0%
TTM Straight-Lined Renewal Rent Spreads			17.1%	17.1%	18.3%	19.0%	18.1%
TTM Straight-Lined Blended New and Renewal Rent Spreads			20.8%	21.7%	23.4%	24.5%	22.4%

Top 20 MSAs

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	30	712	12.4%	$21,104	11.2%	$31.26
2	Miami-Fort Lauderdale-West Palm Beach, FL	8	504	8.8%	17,395	9.2%	$37.23
3	Phoenix-Mesa-Scottsdale, AZ	15	325	5.7%	12,652	6.7%	$40.15
4	Houston-The Woodlands-Sugar Land, TX	12	330	5.7%	12,126	6.4%	$39.71
5	Orlando-Kissimmee-Sanford, FL	6	291	5.1%	10,816	5.7%	$39.28
6	San Francisco-Oakland-Hayward, CA	3	141	2.5%	6,762	3.6%	$57.32
7	Jacksonville, FL	7	235	4.1%	6,628	3.5%	$28.49
8	Charlotte-Concord-Gastonia, NC-SC	8	242	4.2%	5,983	3.2%	$25.94
9	Dallas-Fort Worth-Arlington, TX	7	211	3.7%	5,947	3.1%	$30.94
10	Sacramento-Roseville-Arden-Arcade, CA	5	140	2.4%	5,202	2.8%	$37.69
11	Denver-Aurora-Lakewood, CO	9	157	2.7%	5,078	2.7%	$35.34
12	Riverside-San Bernardino-Ontario, CA	4	127	2.2%	4,496	2.4%	$38.40
13	Tampa-St. Petersburg-Clearwater, FL	5	128	2.2%	4,482	2.4%	$38.71
14	Chicago-Naperville-Elgin, IL-IN-WI	9	160	2.8%	4,480	2.4%	$30.00
15	Colorado Springs, CO	3	139	2.4%	4,268	2.3%	$34.06
16	Austin-Round Rock, TX	4	113	2.0%	4,123	2.2%	$37.08
17	Cleveland-Elyria, OH	4	92	1.6%	3,256	1.7%	$36.53
18	Minneapolis-St. Paul-Bloomington, MN-WI	4	90	1.6%	3,124	1.7%	$34.54
19	Columbus, OH	2	82	1.4%	2,994	1.6%	$36.39
20	Washington-Arlington-Alexandria, DC-VA-MD-WV	4	59	1.0%	2,802	1.5%	$47.75
	Other	71	1,467	25.5%	45,346	24.0%	$33.08
	Total	220	5,745	100.0%	$189,064	100.0%	$34.99

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	June 30, 2026	December 31, 2025
Market Value Per Share	$30.40	$23.21

Common Stock	114,038	105,368
Common Units	40	29
Total Common Stock and Units	114,078	105,397

Total Equity Market Capitalization	$3,467,971	$2,446,264

Unsecured Revolver	0	0
Unsecured Term Loans	250,000	250,000
Unsecured Notes Payable	350,000	178,000
Total Debt	600,000	428,000
Less: Cash(1)	154,721	289,553
Net Debt	445,279	138,447

Total Enterprise Value	$3,913,250	$2,584,711

(1) Excludes $8.4 million and $3.3 million of acquisition escrow deposits as of June 30, 2026 and December 31, 2025, respectively.

Unsecured Debt Covenants
Consolidated Outstanding Indebtedness Net of Restricted Cash	595,823	423,239
Consolidated Market Value	3,146,209	2,707,669
Consolidated Outstanding Indebtedness Ratio	19%	16%
Covenant	60%	60%

Consolidated Secured Indebtedness Net of Restricted Cash Collateral	0	0
Consolidated Market Value	3,146,209	2,707,669
Consolidated Secured Indebtedness Ratio	0%	0%
Covenant	35%	35%

Value of Unencumbered Assets	3,146,209	2,707,669
Consolidated Outstanding Unsecured Indebtedness Net of Restricted Cash	595,823	423,239
Unencumbered Asset Ratio	5.3X	6.4X
Covenant	1.7X	1.7X

Consolidated Cash Flow	143,654	124,779
Fixed Charges	24,916	11,400
Fixed Charge Ratio	5.8X	10.9X
Covenant	1.5X	1.5X

Unencumbered Adjusted NOI	135,041	112,286
Consolidated Unsecured Interest Expense	24,044	10,669
Unencumbered NOI Coverage Ratio	5.6X	10.5X
Covenant	1.8X	1.8X

Credit Ratings (Outlook)
Fitch	BBB (Stable)	BBB (Stable)

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+0.85%
Unsecured Term Loan ($100m)	100,000	Oct-29	4.53%
Unsecured Term Loan ($150m)	150,000	Jan-31	4.61%
	$250,000
Unsecured Debt
Unsecured Notes - 2030	100,000	Sep-30	5.58%
Unsecured Notes - 2031	50,000	Jan-31	5.06%
Unsecured Notes - 2032	50,000	Sep-32	5.79%
Unsecured Notes - 2033	150,000	Jan-33	5.31%
	$350,000

Subtotal Debt	$600,000		5.07%
Unamortized Loan Costs, Net	(4,177)
Total Debt	$595,823

Maturity Schedule(1)	Secured	Unsecured	Total	Interest Rate(2)
2026	$0	$0	$0	-
2027	0	0	0	-
2028	0	0	0	-
2029	0	100,000	100,000	4.53%
2030	0	100,000	100,000	5.58%
2031	0	200,000	200,000	4.72%
2032	0	50,000	50,000	5.79%
2033	0	150,000	150,000	5.31%
2034 and beyond	0	0	0	-
Total	$0	$600,000	$600,000	5.07%

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown at hedged all-in rates where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI			Annual Same-Property NOI
	2Q26	2Q25	Change	6M26	6M25	Change

Same Property - Leased rate	96.8%	96.2%	0.6%	96.8%	96.2%	0.6%
Same Property - Commenced rate	93.7%	93.5%	0.2%	93.7%	93.5%	0.2%

Revenues:
Minimum rents	$26,633	$26,029		$53,290	$51,790
Recoveries	9,077	9,480		18,250	18,532
Uncollectible revenue	(176)	(176)		(281)	(397)
Percentage and overage rents	256	269		390	362
Ancillary and other rental income	437	548		924	1,038
	36,227	36,150	0.2%	72,573	71,325	1.7%
Expenses:
Operating and maintenance	(4,676)	(4,617)		(9,403)	(9,523)
Real estate taxes	(4,603)	(4,461)		(9,219)	(8,964)
	(9,279)	(9,078)	2.2%	(18,622)	(18,487)	0.7%
Total Comparable SPNOI	$26,948	$27,072	-0.5%	$53,951	$52,838	2.1%

Non-Same Property NOI	20,899	3,693		36,799	6,399
Total Curbline NOI	$47,847	$30,765	55.5%	$90,750	$59,237	53.2%

Same-Property NOI Operating Margin	74.4%	74.9%		74.3%	74.1%
Same-Property NOI Recovery Rate	97.8%	104.4%		98.0%	100.2%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
2Q26	11	26,154	$32.69	8.2%	27.1%	15	33,947	$31.16	9.0	33,947	$34.67	$4.90	$1.90	$6.80	$27.87	9.0
1Q26	5	10,377	$41.95	33.5%	55.9%	10	16,768	$39.10	9.1	15,538	$42.67	$4.46	$2.44	$6.90	$35.77	9.1
4Q25	10	20,651	$35.67	12.6%	26.2%	16	32,547	$36.66	8.1	29,944	$39.31	$5.26	$2.19	$7.45	$31.86	7.9
3Q25	16	49,186	$38.60	26.9%	39.7%	23	66,684	$37.20	9.7	29,063	$40.72	$4.24	$1.89	$6.13	$34.59	9.3
	42	106,368	$36.90	20.2%	35.7%	64	149,946	$35.93	9.1	108,492	$38.72	$4.76	$2.06	$6.82	$31.90	8.8

Renewals
2Q26	53	133,100	$33.76	8.6%	18.1%	53	133,100	$33.76	4.9	133,100	$35.31	$0.37	$0.00	$0.37	$34.94	4.9
1Q26	52	127,791	$33.14	5.9%	14.7%	52	127,791	$33.14	5.2	127,791	$34.46	$0.00	$0.00	$0.00	$34.46	5.2
4Q25	33	67,446	$37.32	4.7%	15.2%	33	67,446	$37.32	5.3	67,446	$39.33	$0.09	$0.00	$0.09	$39.24	5.3
3Q25	33	86,417	$34.88	10.3%	20.5%	33	86,417	$34.88	6.7	86,417	$37.20	$0.37	$0.14	$0.51	$36.69	6.7
	171	414,754	$34.38	7.4%	17.1%	171	414,754	$34.38	5.5	414,754	$36.10	$0.21	$0.03	$0.24	$35.86	5.5

New + Renewals
2Q26	64	159,254	$33.59	8.6%	19.6%	68	167,047	$33.24	5.8	167,047	$35.18	$1.81	$0.60	$2.41	$32.77	5.8
1Q26	57	138,168	$33.80	7.9%	17.8%	62	144,559	$33.83	5.7	143,329	$35.35	$0.78	$0.43	$1.21	$34.14	5.6
4Q25	43	88,097	$36.94	6.4%	17.6%	49	99,993	$37.11	6.2	97,390	$39.33	$2.15	$0.87	$3.02	$36.31	6.1
3Q25	49	135,603	$36.23	16.2%	27.4%	56	153,101	$35.89	8.0	115,480	$38.08	$1.60	$0.69	$2.29	$35.79	7.4
	213	521,122	$34.90	10.0%	20.8%	235	564,700	$34.79	6.4	523,246	$36.64	$1.54	$0.62	$2.16	$34.48	6.1

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction. Excludes first generation space.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	16	33	0.6%	$1,130	0.6%	$34.24
2026	79	168	3.1%	5,597	3.0%	$33.32
2027	234	557	10.3%	19,264	10.2%	$34.59
2028	320	839	15.5%	27,940	14.8%	$33.30
2029	260	615	11.4%	20,786	11.0%	$33.80
2030	239	630	11.7%	21,973	11.6%	$34.88
2031	223	553	10.2%	18,337	9.7%	$33.16
2032	154	432	8.0%	16,184	8.6%	$37.46
2033	135	392	7.3%	13,855	7.3%	$35.34
2034	151	411	7.6%	15,639	8.3%	$38.05
2035	121	315	5.8%	12,069	6.4%	$38.31
Thereafter	127	458	8.5%	16,290	8.6%	$35.57
Total	2,059	5,403	100.0%	$189,064	100.0%	$34.99

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	41	$4,744	2.5%	80	1.4%
2	Verizon	23	2,937	1.6%	71	1.2%
3	Chipotle	20	2,411	1.3%	53	0.9%
4	Inspire Brands (1)	34	2,409	1.3%	66	1.1%
5	JAB Holding (2)	20	2,319	1.2%	58	1.0%
6	AT&T	25	2,008	1.1%	57	1.0%
7	Somnigroup (Mattress Firm)	13	1,929	1.0%	56	1.0%
8	Darden (3)	8	1,674	0.9%	54	0.9%
9	T-Mobile	19	1,555	0.8%	41	0.7%
10	JPMorgan Chase	8	1,540	0.8%	34	0.6%
11	Five Guys	13	1,416	0.7%	32	0.6%
12	Restaurant Brands International (4)	19	1,377	0.7%	43	0.7%
13	AFC Urgent Care	9	1,355	0.7%	44	0.8%
14	Total Wine & More	2	1,345	0.7%	49	0.9%
15	Jersey Mike's	25	1,343	0.7%	39	0.7%
16	GoTo Foods (5)	15	1,266	0.7%	39	0.7%
17	Chick-Fil-A	7	1,257	0.7%	37	0.6%
18	FedEx Office	10	1,233	0.7%	37	0.6%
19	Self Esteem Brands (6)	14	1,174	0.6%	39	0.7%
20	First Watch Restaurant Group	7	1,117	0.6%	30	0.5%
21	Cava	7	1,083	0.6%	18	0.3%
22	Cracker Barrel (7)	6	1,083	0.6%	39	0.7%
23	Xponential Fitness (8)	15	1,023	0.5%	28	0.5%
24	Brinker (Chili's)	6	1,018	0.5%	34	0.6%
25	The UPS Store	19	960	0.5%	28	0.5%
	Top 25 Total	385	$41,576	22.0%	1,106	19.3%
	Total Portfolio		$189,064	100.0%	5,745	100.0%

(1) Dunkin (14) / Jimmy John's (14) / Buffalo Wild Wings Go (3) / Buffalo Wild Wings (2) / Baskin Robbins (1)
(2) Panera Bread (10) / Einstein Bros. Bagels (7) / Bruegger's Bagels (2) / Caribou Coffee (1)
(3) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(4) Firehouse Subs (13) / Popeye's Chicken (4) / Burger King (2)
(5) Moe's Southwest Grill (5) / McAlister's Deli (5) / Jamba Juice (4) / Schlotzsky's Deli (1)
(6) Orangetheory Fitness (8) / Waxing the City (3) / Anytime Fitness (2) / Base Camp Fitness (1)
(7) Cracker Barrel (3) / Maple Street Biscuit (3)
(8) Club Pilates (7) / Stretchlab (3) / YogaSix (3) / Pure Barre (2)

Curbline Properties Corp.

Acquisitions

$ and GLA in thousands

	Property Name	MSA	GLA	Price

01/22/26	Village at Research Park	Charlotte-Concord-Gastonia, NC-SC	14	$10,150
01/23/26	Shops at Dublin Commons	Colorado Springs, CO	34	20,500
02/04/26	Canyon Springs Station	Riverside-San Bernardino-Ontario, CA	8	4,890
02/04/26	Corner at Towne Lake	Atlanta-Sandy Springs-Roswell, GA	9	3,950
02/13/26	Cypress Creek Corner	Houston-The Woodlands-Sugar Land, TX	40	27,000
02/13/26	Southbrook Station	Austin-Round Rock, TX	34	25,750
02/20/26	Centennial Place Shops	Milwaukee-Waukesha-West Allis, WI	14	4,950
02/25/26	Augusta Crossing	Chicago-Naperville-Elgin, IL-IN-WI	15	5,900
02/26/26	Spalding Station	Atlanta-Sandy Springs-Roswell, GA	5	3,000
02/26/26	Shops at Avalon Chase	Orlando-Kissimmee-Sanford, FL	11	5,275
03/12/26	Corner at Arapahoe Plaza	Denver-Aurora-Lakewood, CO	8	4,925
03/13/26	Promenade Shoppes at Pine Gardens	Miami-Fort Lauderdale-West Palm Beach, FL	28	12,900
03/17/26	Mission Bend Plaza	Houston-The Woodlands-Sugar Land, TX	6	3,500
03/27/26	Bald Hill Corner	Providence-Warwick, RI-MA	12	9,734
		1Q 2026 Total	238	$142,424

04/07/26	Village at Arbor Lakes	Minneapolis-St. Paul-Bloomington, MN-WI	48	$28,000
04/16/26	Arroyo Ridge Shoppes	Las Vegas-Henderson-Paradise, NV	37	18,000
04/20/26	5-Property Portfolio	Various, TX	91	41,085
04/23/26	Tech Plaza	Athens-Clarke County, GA	12	6,675
04/30/26	Westwind Village	Atlanta-Sandy Springs-Roswell, GA	9	5,900
05/08/26	Bridgewater Commons	Orlando-Kissimmee-Sanford, FL	55	23,400
05/11/26	Shops at Arrowhead	Phoenix-Mesa-Scottsdale, AZ	13	10,200
05/11/26	Shops at Albertville Crossing	Minneapolis-St. Paul-Bloomington, MN-WI	12	3,585
05/15/26	Shops at Middletown Station	Louisville/Jefferson County, KY-IN	99	42,200
05/27/26	Tuxedo Festival	Atlanta-Sandy Springs-Roswell, GA	54	46,000
05/28/26	Market at Olive Shops South	St. Louis, MO-IL	12	7,550
05/28/26	Market at Olive Shops North	St. Louis, MO-IL	7	5,800
05/28/26	Evergreen Shops	Portland-Vancouver-Hillsboro, OR-WA	6	5,525
06/08/26	Shops at HighPointe Park	Denver-Aurora-Lakewood, CO	11	4,731
06/11/26	2-Property Portfolio	Sacramento-Roseville-Arden-Arcade, CA	36	18,230
06/11/26	Shops at Centennial	Denver-Aurora-Lakewood, CO	16	6,370
06/12/26	University Station	Austin-Round Rock, TX	13	8,900
06/15/26	Shops on Milliken	Riverside-San Bernardino-Ontario, CA	14	9,400
06/18/26	24th Street Market	Houston-The Woodlands-Sugar Land, TX	6	4,450
06/29/26	Western Waveland Plaza	Chicago-Naperville-Elgin, IL-IN-WI	18	10,450
06/29/26	Greenfield Station	Milwaukee-Waukesha-West Allis, WI	6	3,030
06/30/26	Shops at Fountain Square	Waterbury-Shelton, CT	56	30,500
06/30/26	Clybourn Center	Chicago-Naperville-Elgin, IL-IN-WI	33	18,000
06/30/26	Shops at Highbury Centre	Salt Lake City-Murray, UT	19	10,520
06/30/26	79th Street Center	Minneapolis-St. Paul-Bloomington, MN-WI	20	5,619
		2Q 2026 Total	703	$374,120

07/15/26	Shoppes at Crescent Park	Tampa-St. Petersburg-Clearwater, FL	24	$14,000
07/17/26	Carpenter's Landing	Houston-The Woodlands-Sugar Land, TX	16	7,735
07/17/26	Shops at Asante Trails	Phoenix-Mesa-Scottsdale, AZ	21	17,136
07/23/26	Ironwood Shops	Fort Collins-Loveland, CO	18	8,250
		3Q 2026 QTD	79	$47,121

		2026 YTD	1,020	$563,665

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
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NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 320 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 tf: 833-610-0761 p: 216-755-6200 f: 216-274-9711 • NYSE:CURB CURB LISTED NYSE